UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2017

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66 071 6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01              Entry into a Material Definitive Agreement.

On September 26, 2017 Gener8 Maritime Subsidiary Inc. (formerly Navig8 Crude Tankers Inc., the “Company”), a wholly-owned subsidiary of Gener8 Maritime, Inc., entered into (i) an amendment agreement (the “Amendment Agreement”) with HHIC-Phil Inc. (the “Builder”) related to the shipbuilding contract dated March 25, 2014 between the Company and the Builder (the “Building Contract”) in relation to the construction by the Builder and the purchase by the Company of the 300,000 dwt very large crude carrier with Builder’s Hull No. NTP0138 to be named “Gener8 Nestor” (the “Vessel”) and (ii) an outstanding works agreement (the “Outstanding Works Agreement”) between the Company and the Builder.   Under the  Amendment Agreement and the Outstanding Works Agreement, the Builder is obligated to physically deliver the Vessel to the Company on October 9, 2017 and, notwithstanding delivery of the Vessel, complete any outstanding works relating to the Vessel required to meet the specifications and requirements of the Building Contract.

The Amendment Agreement further provides for a $19.3 million reduction in the contract price payable under the Building Contract for the Vessel, including $5.4 million in liquidated damages due to the Company under the Building Contract relating to the late delivery of the Vessel by the Builder based on the delivery schedule set forth in the Building Contract. As a result, the contract price for the Vessel has, in effect, been reduced from $96.4 million to $77.1 million, and the final installment due from the Company upon delivery of the Vessel by the Builder on October 9, 2017 will be reduced from $48.2 million to $29.0 million

The Outstanding Works Agreement provides that the Builder is obligated to pay additional liquidated damages at the rate of $30,000 per day for the period from October 9, 2017 to the date of actual completion of the outstanding works.   If the outstanding works are not completed on or before October 23, 2017, the Company has the option to complete the works on its own or using its own subcontractors at the Builder’s cost and liquidated damages will continue to be payable by the Builder during that time at the rate of $30,000 per day.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Secretary and Executive Vice President

DATE:   October 2, 2017